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                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES
                                  ------------

                              SAND TECHNOLOGY INC.
                                     CANADA

      100%                100%                100%                    100%
SAND TECHNOLOGY     SAND TECHNOLOGY    STSI LICENSING, LLC.     SAND TECHNOLOGY
  CORPORATION       (U.K.) LIMITED          NEW JERSEY          IRELAND LIMITED
    DELAWARE            ENGLAND                                     IRELAND

                                                                      100%
                                                                SAND TECHNOLOGY
                                                               DEUTSCHLAND GmbH
                                                                    GERMANY


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